n e w s   r e l e a s e
QLT INC. ANNOUNCES AGREEMENT FOR SALE OF REAL ESTATE

For Immediate Release	May 15, 2008
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it has signed a sale and purchase agreement to sell the land and building comprising its corporate headquarters and an adjacent undeveloped parcel of land in Vancouver, British Columbia. Concurrent with the closing of the transaction, QLT will enter into a five year lease of space in the building to continue its operations.
“We are very pleased that our strategic efforts to divest non-core assets have produced a transaction that we believe will enhance shareholder value,” said Bob Butchofsky, President and CEO. “Our efforts to maximize shareholder value are our highest priority and we continue to aggressively pursue the divestiture of several other assets and focus our attention on programs that we believe will be sources of significant value for QLT’s shareholders.”
The sale and purchase agreement has been approved by the QLT board of directors. The transaction is subject to a number of closing conditions including: the completion of satisfactory physical, economic and environmental due diligence on the properties, receipt of title opinions, agreement on the form of lease with respect to QLT’s tenancy, and the purchaser having obtained acceptable financing. Provided the closing conditions are removed within the time period provided under the sale and purchase agreement, closing of the transaction is expected to occur by mid-August. Due to the conditional nature of the agreement, there can be no assurance that the transaction will close as contemplated.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our web site at www.qltinc.com.
QLT Inc.:
Vancouver, Canada
Therese Hayes
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

The Trout Group:
New York, USA
Brandon Lewis
Telephone: 646-378-2915
or
Marcy Strickler
Telephone: 646-378-2927
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.

QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release that are not historical facts constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Such statements include, but are not limited to: statements relating to the closing of the transactions contemplated in the sale and purchase agreement and the anticipated timing for this; our intention to lease space in the building concurrent with closing of the transaction; statements relating to maximizing shareholder value; our plans to divest certain QLT USA assets; statements relating to our re-focus on programs that we believe will derive significant value for shareholders; and other statements that are not historical facts. Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s ability to successfully complete the sale of one or more of the assets or operations at an acceptable price and the time period necessary to complete such sales are uncertain; there can be no assurance that the pending sale of real estate and/or the lease back transaction will close in the time frame anticipated or at all; uncertainties associated with fluctuations in the real estate and financial markets; and other factors, including those described in detail in QLT’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.